Exhibit 10-eee(i)

FIRST AMENDMENT

TO THE

BELLSOUTH NONQUALIFIED DEFERRED INCOME PLAN

THIS FIRST AMENDMENT to the BellSouth Nonqualified Deferred Income Plan (the "Plan'), is made effective as of January 1, 2006;

WITNESSETH:

WHEREAS, BellSouth Corporation established the Plan on September 1, 1985;

WHEREAS, the Plan was most recently amended and restated effective as of January 1, 1999; and

WHEREAS, Article 2 of the Plan provides that the Plan may be amended by the Chief Executive Officer of BellSouth Corporation;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.

Article 5 of the Plan is amended by adding, following Section 5.5, a new Section 5.5A which shall read as follows:

5.5A   Termination of Employment Under TPPS: Prior to Retirement or Disability. If a Participant terminates employment with his or her Employer under the BellSouth Corporation Transition Payment Plan for Senior Management: Voluntary ("TPPS:V") during calendar year 2006, prior to death, Disability or Retirement, the Participant shall be permitted to make a new payment election with respect to the Participant's Plan benefits to have his or her benefits paid as if the Participant's termination of employment constituted a Retirement for all purposes of the Plan. Each Participant who elects to participate in TPPS:V, and who terminates employment under the provisions of TPPS:V and satisfies all requirements of TPPS:V, will be deemed to have made this new payment election with respect to his or her NQDIP benefits. Notwithstanding anything to the contrary in this Plan, the new payment election described above shall in no event change payment elections with respect to benefits that otherwise would have been paid in 2006, or to cause payments to be made in 2006. No new payment election may be made pursuant to this Section 5.5A after December 31, 2006.

Any other provisions of the PIan not amended herein shall remain in full force and effect.

                                              By:  __________________________

                                                     Chairman of the Board and

                                                     Chief Executive Officer